Exhibit 10.18

FIFTH LOAN AND SECURITY MODIFICATION AGREEMENT

This Fifth Loan and Security Agreement (this “Loan Modification”) is entered into as of October 7, 2019 by and between BARKBOX, INC., a Delaware corporation, BARKRETAIL, LLC, a Delaware limited liability company, and BARKPARK, LLC, a Delaware limited liability company (collectively, “Borrowers”, and each, a “Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to a Loan and Security Agreement, dated as of October 12, 2017, as amended by that certain Loan and Security Modification Agreement, dated as of November 20, 2017, that certain Second Loan and Security Modification Agreement, dated as of April 20, 2018, that certain Waiver to Loan and Security Agreement, dated as of September 18, 2018, that certain Third Loan and Security Modification Agreement, dated as of December 3, 2018, and that certain Fourth Loan and Security Modification Agreement, dated as of December 7, 2018 (as further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

2. WAIVER

(a)

Borrowers acknowledge that an Event of Default has occurred pursuant to the Loan Agreement as a result of Borrowers’ failure to execute an amendment to reflect required levels of subscription Revenue no later than June 15, 2019 required pursuant to Section 6.9(a) and maintain unrestricted cash in the amount required pursuant to Section 6.9(b) from January 31, 2019 through February 4, 2019 and due to resulting cross-defaults pursuant to the Pinnacle Loan Agreement (collectively, the “Existing Event of Default”). Subject to the terms and conditions of this Loan Modification and Borrowers’ representations and warranties set forth herein, Bank hereby waives the Existing Event of Default. The foregoing waiver is limited to the specific events and circumstances described herein. Bank does not waive any other Event of Default or failure by Borrowers to comply with the terms of the Loan Agreement, and reserves all rights to demand strict performance with the terms of the Loan Agreement in all respects. This waiver is not a continuing waive rand shall not establish a course of dealing between the parties.

3. DESCRIPTION OF CHANGE IN TERMS.

(a)	Section 1.1 of the Loan Agreement is hereby amended by amending and restating, or adding in appropriate alphabetical order, the following defined terms:

“Fifth Loan Modification Date” means October 7, 2019.

(b)	Section 6.9(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.9 Financial Covenants. Borrowers, on a consolidated basis, shall maintain at all times the following:

(a) Minimum Revenue. Borrowers, on a consolidated basis, shall have quarterly subscription Revenue for the fiscal quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, of at least $38,517,000, $45,711,000 and $49,141,000, respectively, and for each fiscal quarter thereafter, an amount equal to 80% of the projected subscription Revenue for such period set forth in the projections delivered to Bank pursuant to Section 6.3(e), provided that such required levels of subscription Revenue shall be reflected in an amendment to this Agreement, which Borrower agrees to execute no later than June 15 of each year after the Fifth Loan Modification Date.

(c)	Exhibit D to the Loan Agreement is hereby amended and restated as set forth on Exhibit D hereto.

4. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts owing to Bank. Each Borrower and each of its Subsidiaries (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan Modification without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan Modification, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that such Releasing Party now has against Bank of any nature, including any claims that such Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Each Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan Modification and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6. CONTINUING VALIDITY. Except as expressly waived or contemplated hereunder or as disclosed in the Schedule delivered to Bank in connection with the initial execution or subsequent modifications of the Loan Agreement or any Compliance Certificate delivered to Bank, (i) each Borrower represents and warrants, solely as to itself, that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Loan Modification, and (ii) each Borrower represents and warrants that no Event of Default has occurred and is continuing as of the date of this Loan Modification. Except as expressly modified pursuant to this Loan Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications pursuant to this Loan Modification in no way shall obligate Bank to make any future modifications. It is the intention of Bank and each Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. Each Borrower hereby reaffirms the security interest granted pursuant to the Loan Documents and hereby reaffirms that such grant of security in the Collateral as granted as of the Closing Date continues without novation and secures all Obligations. The terms of this paragraph apply not only to this Loan Modification, but also to any subsequent loan and security modification agreements.

7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan Modification constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

8. CONDITIONS PRECEDENT TO LOAN MODIFICATION. As a condition to the effectiveness of this Loan Modification, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	a fully executed copy of this Loan Modification;

(b)	payment of all Bank Expenses incurred through the date of this Loan Modification; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

9. COUNTERSIGNATURE. This Loan Modification shall be effective as of the date set forth above when executed by Bank and each Borrower.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIFTH LOAN AND SECURITY MODIFICATION AGREEMENT]

IN WITNESS WHEREOF, the parties have duly executed this Loan Modification effective as of the date set forth above.

BARKBOX, INC.

By:	/s/ John Toth
Name: John Toth
Title: CFO

BARKRETAIL, LLC

By:	/s/ John Toth
Name: John Toth
Title: CFO

BARKPARK, LLC

By:	/s/ John Toth
Name: John Toth
Title: CFO

WESTERN ALLIANCE BANK

By:	/s/ Greg Deitrick
Name: Greg Deitrick
Title: Senior Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

FROM: BARKBOX, INC.; BARKBOXRETAIL, LLC; BARKPARK, LLC

The undersigned authorized officer of BARKBOX, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings, Borrowing Base Certificate, MRR Schedule. Renewal Rate Report	Monthly within 30 days	Yes	No

Monthly financial statements and Compliance Certificate	Monthly within 30 days	Yes	No

Annual financial statements (CPA Audited)	FYE within 180 days (except for FYE 2017 due, which may be delivered with audited financial statements for FYE 2018)	Yes	No

Annual operating budget and financial projections	45 days after FYE	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies
Quarterly Subscription Revenue

$38,517,000 for the fiscal quarter ending September 30, 2019; $45,711,000 for the fiscal quarter ending December 31, 2019; $49,141,000 for the fiscal quarter ending March 31, 2020;

thereafter, 80% of levels set forth in projections delivered pursuant to Section 6.3(e)

		$____________	Yes	No
Minimum Cash	Prior to April 1, 2019: $10,000,000 On or after April 1, 2019, $7,500,000, measured monthly	$____________	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

BANK USE ONLY
Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status	Yes No